Exhibit 10.20
January 8, 2018
Richard Campione
c/o Splunk Inc.
270 Brannan Street
San Francisco, CA 94107
Re: Transition Plan and Release Agreement
Dear Richard,
Thank you for all your work on behalf of Splunk. We wish you all the best as you move forward. This letter and the enclosed Release Agreement set forth our agreements regarding your transition and termination of employment with Splunk Inc. (“Splunk” or the “Company”). This letter explains your rights and obligations and those of the Company during your employment and upon termination of your employment. The Release Agreement shall govern any conflict with the contents of this letter.
We have agreed that you will remain an employee of Splunk and your employment will terminate, pursuant to the terms of the attached Release Agreement, effective on the close of business on January 31, 2018 (your “Termination Date”), subject to paragraph 3 below. Prior to your Termination Date:

1.
Between the date of this letter through the Termination Date, you will continue to be paid your current annualized base salary of $400,000. You will continue to participate in Splunk’s equity plans in which you are currently participating, and the equity awards you previously received will continue to vest in accordance with the terms of the applicable equity plan. You will also continue to participate in Splunk’s fiscal year 2018 annual executive bonus plan (the “FY 2018 Bonus Plan”) and benefit plans in which you are currently participating;

2.
You acknowledge that the amounts stated in paragraph (1) above comprise all salary, bonus, compensation and benefits that will be payable or provided to you as a result of your continued employment with Splunk, and you are not eligible to receive any compensation or benefits under any other Company plan or program. All amounts will be paid in accordance with Splunk’s standard practices, and less deductions and withholdings;

3.
You will remain an “at will” employee, which means that either you or Splunk may terminate your employment at any time, with or without cause and with or without reason. You must comply with all applicable Splunk policies and practices (including, but not limited to, the Code of Business Conduct and Ethics and Insider Trading Policy), and the terms of the attached Release Agreement both prior to and after your Termination Date, as applicable;

4.
Prior to the Termination Date you will, as requested, remain available in person, by phone and electronic means and provide reasonable and timely assistance to answer questions and transition your duties and responsibilities; and

5.
Both prior to and after the Termination Date, you agree that at the Company’s request, you will provide reasonable assistance to the Company or any associated company in any threatened or actual litigation, arbitration, investigation or regulatory proceeding concerning it or them where you have knowledge of any facts or other matters which the Company or any associated company reasonably considers is relevant to such legal proceedings (including but not limited to giving statements, affidavits, testimony, meeting with legal and other professional advisers, attending interviews, hearings and giving evidence). The Company will, to the extent permitted by law and applicable court rules, reimburse you for reasonable out-of-pocket expenses you incur in extending such cooperation, in accordance with the Company’s Travel and Expense Policy.

Effective on your Termination Date, you will no longer be an employee of the Company. If you comply with the foregoing and sign the Release Agreement on your Termination Date and return it to me by noon PT on that date, you will receive the severance benefits described below (the “Severance Benefits”). By signing below, you acknowledge that the period during which you have to sign the Release Agreement is greater than the twenty-one (21) days within which to consider this Agreement as prescribed under the Age Discrimination in Employment Act of 1967 (“ADEA”) with respect to claims being released thereunder. If the Company does not receive the signed Release Agreement as described above, you will not receive any Severance Benefits. Each of the following will constitute the Severance Benefits and will be paid or provided in accordance with Splunk’s standard practices and less deductions and withholdings, on the first Company payroll date practicable following the effectiveness of the Release Agreement, except as otherwise provided below:

1.	A lump sum payment equal to six (6) months of your then-current base salary in the amount of $200,000;

2.
A lump sum payment equal to the unpaid portion of your bonus under the FY 2018 Bonus Plan based on actual achievement of the applicable performance metrics for fiscal 2018, which will paid to you at the same time as bonuses under the FY 2018 Bonus Plan are paid to the Company’s other senior executive officers participating in the FY 2018 Bonus Plan, but in no event later than April 15, 2018. You acknowledge that your annual target bonus for fiscal 2018 is $280,000 and you previously received a mid-year bonus of $140,000 under the FY 2018 Bonus Plan.

3.
Your coverage under the Splunk group health plans is scheduled to end on January 31, 2018. However, you will have the opportunity to continue the benefits under the Splunk group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the same extent previously provided, for six (6) months, through July 31, 2018, or until you become eligible for group health insurance benefits from another employer or entity, whichever occurs first. You understand that you must inform Splunk if you receive group health coverage from another employer or entity before July 31, 2018, and that you may not increase the number of designated dependents, if any, during this time unless you do so at your own expense. The period of such Splunk-paid COBRA coverage shall be considered part of your COBRA coverage entitlement period, and may, for tax purposes, be considered income to you. This benefit will only be provided to the extent allowable by law. If such payment of COBRA premiums would result in a Splunk excise tax, then no such premiums will be paid, and if doing so would not cause imposition of an excise tax you will be paid a single lump sum of $12,000. You have been advised by Splunk to consult with Discovery Benefits or an advisor of your choice regarding COBRA continuation coverage or other coverage options through the Health Insurance Marketplace, Medicaid or other group health plan coverage options (such as a spouse’s plan) through what is called a “special enrollment” period. Splunk does not guarantee or imply that a “special enrollment” period or an “open enrollment” period will be available to you on, or shortly after July 31, 2018;

4.
Acceleration of vesting as to six (6) months of shares subject to all Splunk equity awards which have been granted to you (the “Equity Awards”). With respect to the Splunk performance stock units that were granted to you during fiscal 2018 (the “PSU”), the PSU shall be treated pursuant to the terms of the PSU agreement, such that (a) the number of shares that will become earned and eligible to vest under the PSU agreement and the vesting provisions in the previous sentence will be calculated based on actual performance during fiscal 2018 as determined by the compensation committee of the Company’s board of directors following the completion of the Company’s annual financial statement audit for fiscal 2018, which is expected to occur in late March 2018 (such date, the “Determination Date”) and (b) the “Vesting Commencement Date” for such earned PSU shares will be March 10, 2018. For the avoidance of doubt, any shares subject to Equity Awards (including the PSU) that (x) otherwise are scheduled to vest after July 31, 2018 shall not vest and shall be cancelled on the Termination Date and (y) with respect to the PSU, are not earned as determined by the Committee shall be cancelled on the Determination Date. For a summary of the vested and forfeited shares subject to Equity Awards, please see Schedule 1;

5.
Outplacement services for up to six (6) months following your Termination Date will be provided by an outplacement services firm selected by Splunk. Splunk will pay the outplacement services firm directly;

6.
If, prior to the Termination Date, you are terminated for Cause (as that term is defined in your Offer Letter dated October 12, 2016) (the “Employment Letter”), you will forfeit your right to receive the Severance Benefits; and

7.
Effective as of your Termination Date, your Employment Letter shall terminate, however paragraphs 5 (Confidentiality); 6 (At-Will Employment); 8 (Section 409A Matters); 9 (Definitions); 11 (Policies); and 12 (Arbitration) shall continue in full force and effect, except as specifically modified by the Release Agreement.

Please note that your obligations under your Employee Invention Assignment and Confidentiality Agreement remain in effect. We have enclosed a copy of that signed Agreement in Attachment 2 to the Release Agreement.

Splunk thanks you for your contributions and wishes you well in your future pursuits.
Very truly yours,

/s/ Tracy Edkins

Tracy Edkins
Chief Human Resources Officer
Acknowledged and Agreed:

/s/ Richard Campione
Richard Campione
Dated: 1.8.18

SCHEDULE 1
EQUITY AWARDS
The chart below shows the number of shares subject to your outstanding Equity Awards that are vested and unvested as of the Termination Date, and including amounts that vest in accordance with the accelerated vesting provisions described in paragraph 5 of the Transition Plan and Release Agreement. With respect to the PSU, the numbers in the table below show the target number of shares. As described in paragraph 5 of the Transition Plan and Release Agreement, the actual number of shares that may be earned and become vested will be based on actual performance of the applicable performance metrics for fiscal 2018 as determined by the Committee (such process, the “Performance Goal Determination”).

Award Date	Award ID	Award Type	Award Amount	Vested Before Acceleration	Unvested Before Acceleration	Six Months Vesting Acceleration	Unvested and Forfeited After Acceleration
12/07/2016	US-RSU7419	RSU	100,000	25,000	75,000	12,500	62,500
03/09/2017	US-PSU9766	PSU	36,000	0	36,000	11,250*	24,750**
03/09/2017	US-RSU9775	RSU	24,000	0	24,000	7,500	16,500
			160,000	25,000	135,000	31,250*	103,750

* The actual number of shares covered by the PSU that will be earned and vested may be higher or lower depending on the Performance Goal Determination.
** The actual number of shares covered by the PSU that will be forfeited on the Determination Date will be based on the Performance Goal Determination.

RELEASE AGREEMENT
I, Richard Campione give this general release in consideration of the agreements by Splunk Inc. (“Splunk”) set forth in the letter dated January 8, 2018 (attached hereto as Attachment 1) (the “Transition Letter”), including without limitation, the provision of the Severance Benefits (as defined therein).
RELEASE

1.
Release of All Claims. On behalf of my heirs, spouse and assigns, I hereby completely release and forever discharge Splunk, its past and present parent companies, subsidiaries, affiliates, related entities, and each of their past and present agents, officers, directors, shareholders, employees, attorneys, insurers, successors and assigns (collectively referred to as the “Company”) from any and all claims, of any and every kind, nature and character, known or unknown, foreseen or unforeseen, based on any act or omission occurring prior to the date of this Release Agreement, to the fullest extent allowed by law, including but not limited to any claims arising out of my offer of employment, my employment, my compensation, or termination of my employment with Splunk. The matters released include, but are not limited to, any claims under federal, state or local laws, including claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”) as amended by the Older Workers’ Benefit Protection Act (“OWBPA”), and any common law tort, contract or statutory claims, and any claims for attorneys’ fees and costs. This Release Agreement does not release claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (as defined below), nor any indemnification rights available under any indemnification agreement I signed with the Company that is in effect immediately prior to my Termination Date, Company Bylaws, or under applicable law (collectively, the “Indemnification Rights”). Nothing in this Release Agreement shall be construed to prohibit me from filing a charge with a federal, state or local agency or participating in any investigation or proceeding conducted by a government agency. Notwithstanding the foregoing, to the maximum extent permitted by law, I agree to waive my right to recover monetary damages from the Company in any charge, complaint, or lawsuit filed by me or by anyone else on my behalf for any released claims. Further, claims challenging the validity of this Release Agreement under the ADEA as amended by the OWBPA are not released.

1.
Waiver of Unknown Claims. I understand and agree that this Release Agreement extinguishes all claims, whether known or unknown, foreseen or unforeseen. I expressly waive any rights or benefits under Section 1542 of the California Civil Code, or any equivalent statute. California Civil Code Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

I fully understand that, if any fact with respect to any matter covered by this Release Agreement is found hereafter to be other than or different from the facts now believed by me to be true, I expressly accept and assume that this Release Agreement shall be and remain effective, notwithstanding such difference in the facts.

2.
Enforcement of This Release Agreement. I also understand and agree that if any suit, affirmative defense, or counterclaim is brought to enforce the provisions of this Release Agreement, with the exception of a claim brought by me as to the validity of this Release Agreement under the ADEA as amended by the OWBPA, the prevailing party shall be entitled to its costs, expenses, and attorneys’ fees as well as any and all other remedies specifically authorized under the law.

3.
Representation Concerning Filing of Legal Actions; Covenant Not to Sue. I represent that, as of the date of this Release Agreement, I have not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against the Company in any court or with any governmental agency. To the maximum extent permitted by applicable law, I agree not to pursue any action nor seek damages or any other remedies for any released claims. I agree to execute any and all documents necessary to request dismissal or withdrawal, or to opt-out of such claims, with prejudice.

4.
No Disparagement. Subject to Section 7 below, I agree not to make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or criticize the personal and/or business reputations, practices or conduct of the Company or its employees. This Section 5 shall not apply to communications with government agencies.

5.
Return of Splunk Property. By signing this Release Agreement, I represent and warrant that I have returned to Splunk on the date of the Transition Letter, all Splunk materials, documents containing confidential, proprietary or trade secret information (regardless of the media or forum on which they are kept) including all copies and excerpts of the same, and property and equipment, including but not limited to laptop computers and other devices, corporate credit cards, building keys or access cards (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to me). In addition, I represent and warrant that on the date of the Transition Letter, I personally deleted, erased and/or permanently removed any and all Splunk information from all personal computers, tablets, mobile phones and other electronic devices, physical and virtual databases, and all other locations, and permanently disable access to any Splunk repositories, databases or directories (including, without limitation, Box, Perforce, Stash, Jenkins, Confluence, JIRA, GitHub, Apttus, Salesforce, etc.) through my personal account or device.

6.
Protected Activity Not Prohibited. I understand that nothing in this Agreement shall in any way limit or prohibit me from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). I understand that in connection with such Protected Activity, I am permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, Splunk. Notwithstanding the foregoing, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Employee Invention Assignment and Confidentiality Agreement, attached hereto in Attachment 2, which remains in full force and effect, to any parties other than the Government Agencies. I further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Any language in the Employee Invention Assignment and Confidentiality Agreement regarding my right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, I am notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

7.
Miscellaneous. I acknowledge that during my employment I obtained confidential, proprietary and trade secret information, including information relating to Splunk’s products, plans, designs, employees, agents, consultants and other valuable confidential information. I agree not to use or disclose any such confidential information unless required by subpoena or court order, and I will first give Splunk written notice of such subpoena or court order with reasonable advance notice to permit Splunk to oppose such subpoena or court order if it chooses to do so.

I also agree that for a period of one (1) year after the termination of my employment with Splunk, I shall not solicit or attempt to solicit any employee, agent or consultant of Splunk to terminate his or her employment with or services to Splunk. Splunk and I agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of Splunk. In the event of the breach or threatened breach by me of this paragraph, Splunk, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph.

8.
Confidentiality. I agree that I will not disclose voluntarily or allow anyone else to disclose either the existence, reason for or contents of this Release Agreement without Splunk’s prior written consent, unless required to do so by law. Notwithstanding this provision, I am authorized to disclose this Release Agreement to my spouse, attorneys and tax advisors on a “need to know” basis, on the condition that they agree to hold the terms of the Release Agreement, including the settlement payments, in strictest confidence. I am further authorized to make appropriate disclosures as required by law, provided that I notify Splunk in writing of such legal obligations to disclose at least five (5) business days in advance of disclosure.

9.
Severability. In the event any provision of this Release Agreement shall be found unenforceable by an arbitrator or a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that Splunk shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

10.
Entire Agreement. This Release Agreement constitutes the entire agreement between myself and Splunk with respect to any matters referred to in the Release Agreement. The Release Agreement supersedes any and all other agreements between myself and Splunk, except for the Transition Letter, the Employee Invention Assignment and Confidentiality Agreement, the agreements and plan governing the Equity Awards (as defined in the Transition Letter), and the Indemnification Rights. No

other consideration, agreements, representations, oral statements, understandings or course of conduct which are not expressly set forth in the Release Agreement shall be implied or are binding. The Release Agreement may only be modified in a writing signed by myself and an authorized representative of Splunk. I am not relying upon any other agreement, representation, statement, omission, understanding, or course of conduct which is not expressly set forth in this Release Agreement. I understand and agree that neither this Release Agreement nor any part thereof shall be deemed or construed at any time or for any purpose as an admission of any liability or wrongdoing by either myself or Splunk. The terms and conditions of this Release Agreement will be interpreted and construed in accordance with the laws of California.
I have read this Release Agreement and understand all of its terms. Prior to signing this Release Agreement, I have apprised myself of sufficient relevant information in order that I might intelligently exercise my own judgment. Splunk has informed me in writing to consult an attorney before signing this Release Agreement, if I wish. Splunk and I agree that any later agreed-upon changes to this Release Agreement do not restart the running of the twenty-one (21) day period. Once this signed Release Agreement is returned to Splunk (Attention: Leonard Stein), I can revoke it by notifying Leonard Stein, in writing via hand delivery, email or fax no later than seven (7) days following my execution of this Release Agreement. Splunk must receive the revocation by 5:00 pm on the seventh day in order for the revocation to be effective. This Release Agreement shall not become effective or enforceable until such revocation period has expired. I acknowledge and agree that this Release Agreement is executed voluntarily and with full knowledge of its legal significance.

EMPLOYEE’S ACCEPTANCE OF RELEASE AGREEMENT
I HAVE CAREFULLY READ AND FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ALL THE TERMS OF THE RELEASE AGREEMENT IN EXCHANGE FOR THE SEVERANCE BENEFITS TO WHICH I WOULD OTHERWISE NOT BE ENTITLED.
1.31.18        /s/ Richard Campione
Dated        Richard Campione
(Must be signed and returned before noon, PT on January 31, 2018)

ATTACHMENT 1
Transition Plan and Release Agreement Letter
Dated January 8, 2018
[See Above]

ATTACHMENT 2

EMPLOYEE INVENTION ASSIGNMENT AND
CONFIDENTIALITY AGREEMENT

In consideration of, and as a condition of my employment with Splunk Inc., a Delaware corporation (the "Company'), I hereby represent to, and agree with the Company as follows:

1.Purpose of Agreement. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its "Proprietary Information" (as defined in Section 7 below), its rights in "Inventions" (as defined in Section 2 below) and in all related intellectual property rights. Accordingly, I am entering into this Employee Invention Assignment and Confidentiality Agreement (this "Agreement') as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

2.Disclosure of Inventions. I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets (the "Inventions").

3.Work for Hire; Assignment of Inventions. l acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company's business or current or anticipated research and development (the "Assigned Inventions"), will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company. Attached hereto as Exhibit A is a list describing all inventions, original works of authorship, developments and trade secrets which were made by me prior to the date of this Agreement, which belong to me and which are not assigned to the Company ("Prior Inventions"). If no such list is attached, I represent that there are no such Prior Inventions. I acknowledge and agree that if I use any of my Prior Inventions in the scope of my employment, or include them in any product or service of the Company, I hereby grant to the Company a perpetual, irrevocable, nonexclusive, worldwide, royalty free license to use, disclose, make, sell, copy, distribute, modify and create works based on, perform or display such Prior Inventions and to sublicense third parties with the same rights.

4.Labor Code Section 2870 Notice. l have been notified and understand that the provisions of Sections 3 and 5 of this Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED    RESEARCH    OR DEVELOPMENT OF THE EMPLOYER; OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN

AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

5.Assignment of Other Rights. In addition to the foregoing assignment of Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, including but not limited to rights in databases, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (ii) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Assigned Inventions. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Inventions, even after termination of my work on behalf of the Company. "Moral Rights" mean any rights to claim authorship of or credit on an Assigned Inventions, to object to or prevent the modification or destruction of any Assigned Inventions or Prior Inventions licensed to Company under Section 3, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions or Prior Inventions licensed to Company under Section 3, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

6.Assistance. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company’s Assigned Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

7.Proprietary Information. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature, including but not limited to trade secrets, that may be disclosed to me by the Company or a third party that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (the "Proprietary Information"). Such Proprietary Information includes, but is not limited to, Assigned Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists and data, and domain names.

8.Confidentiality. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust. I will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company. I will not take with me or retain any documents or materials or copies thereof containing any Proprietary Information. Notwithstanding this provision, I acknowledge that nothing in this Agreement prohibits or restricts me from initiating communications directly with, responding to any inquiry from, or providing information to or testimony before, the Securities and Exchange Commission ("SEC"), U.S. Department of Justice ("DOJ"), or other governmental agency or self-regulatory organization in accordance with applicable law, about actual or potential violations of laws or regulations. I further acknowledge that the Company has advised me that I will not be held criminally or civilly liable under any Federal or State trade secret law for: (a) the disclosure of a trade secret in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (b) the disclosure of a trade secret in a complaint or other document filed in a lawsuit or other proceeding, provided that the trade secret is filed under seal, or (c) the disclosure of a trade secret to an attorney or the use of a trade secret in a court proceeding in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, provided that the trade secret is filed under seal and not disclosed except pursuant to court order.

9.No Breach of Prior Agreement. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

10.Efforts; Duty Not to Compete. I understand that my employment with the Company requires my undivided attention and effort during normal business hours. While I am employed by the Company, I will not, without the Company's express prior written consent, provide services to, or assist in any manner, any business or third party if such services or assistance would be in direct conflict with the Company's business interests.

11.Notification. I hereby authorize the Company to notify third parties, including, without limitation, customers and actual or potential employers, of the terms of this Agreement and my responsibilities hereunder.

12.Non-Solicitation of Employees/Consultants. During my employment with the Company and for a period of one (1) year thereafter, I will not directly or indirectly solicit away employees or consultants of the Company for my own benefit or for the benefit of any other person or entity.

13.Non-Solicitation of Suppliers/Customers. During my employment with the Company and after termination of my employment, I will not directly or indirectly use any Company trade secrets to solicit or take away suppliers or customers of the Company, including, for example, the identity of the supplier or customer or information about the supplier or customer relationship.

14.Injunctive Relief. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

15.Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to its laws pertaining to conflict of laws. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

16.Survival. I acknowledge that each of my obligations arising under this Agreement shall survive the termination of my employment with the Company and remain in full force and effect.

17.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

18.Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

19.Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

20.Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

21.Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

22.“At Will” Employment. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an "at will" employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or myself. I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by the Company. I further acknowledge that my participation in any stock option or benefit program is not to be construed as any assurance of continuing employment for any particular period of time.

This Agreement shall be effective as of the first day of my employment by the Company, which is November 14, 2016.

EMPLOYEE:

Signature: /s/ Richard Campione
Print Name: Richard Campione
Splunk Inc.:

By: /s/ Tracy Edkins
Name: Tracy Edkins
Title: Chief Human Resources Officer

Signature Page to Splunk Inc. Employee Invention Assignment and
Confidentiality Agreement